                                                               Exhibit 23.14


                                     [LETTERHEAD]







                   CONSENT OF HANSEN, HUNTER & KIBBEE, P.C.


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 of Apartment Investment and Management Company ("AIMCO") and the Joint Proxy Statement/Prospectus of AIMCO and NHP Incorporated ("NHP") included therein, and to the incorporation by reference therein of our report dated, with respect to the audits of the following partnerships:

                       DATED                        WITH RESPECT TO THE AUDITS OF
                       -----                        -----------------------------

(i) FOR THE YEARS ENDED DECEMBER 31:
------------------------------------
      1994               1995                1996
      ----               ----                ----
                   January 24, 1996    January 24, 1997   Franklin Chandler Associates

January 19, 1995   January 19, 1996    January 24, 1997   Haines Associates Limited Partnership

January 13, 1995   January 12, 1996    January 16, 1997   King-Bell Associates

January 19, 1995   January 17, 1996    January 24, 1997   Monmouth Associates Limited Partnership

January 13, 1995   January 12, 1996    January 17, 1997   Pendleton Riverside Apartments Oreg., Ltd.

January 19, 1995   January 19, 1996    January 24, 1997   Penn Hall Associates

January 11, 1995   January 12, 1996    January 15, 1997   Rodeo Drive Limited Partnership

January 14, 1995   January 10, 1996    January 22, 1997   South Mountain Terrace, Ltd.

January 13, 1995   January 12, 1996                       Woodland Apartments, Oreg., Ltd.

included (for 1995 and 1996) and incorporated by reference (for 1994) in AIMCO's Current Report on Form 8-K dated June 3, 1997, as amended; (ii) for the year ended December 31, 1994, incorporated by reference in AIMCO's Current Report on Form 8-K dated April 16, 1997, as amended; and (iii) for the year ended December 31, 1994, incorporated by reference in NHP's Annual Report on Form 10-K for the year ended December 31, 1996 as amended, all filed with the Securities and Exchange Commission.



/s/ Hansen, Hunter & Kibbee, P.C.

Portland, Oregon
October 30, 1997